UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 18, 2004

(Date of Report—Date of Earliest Event Reported)

D.R. Horton, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction	1-14122 (Commission File Number)	75-2386963 (IRS Employer Identification No.)
of Incorporation)

1901 Ascension Boulevard, Suite 100, Arlington, Texas 76006

(Address of Principal Executive Offices)

(817) 856-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On June 18, 2004, D.R. Horton, Inc. (the “Company”) exercised $210 million of a $250 million accordion feature contained in its existing $1.0 billion unsecured revolving credit facility. The exercise of the accordion feature increases the amount available to the Company under this credit facility from $1.0 billion to $1.210 billion.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Press Release dated June 18, 2004 related to the
Company’s announcement that it has increased its revolving
credit facility to $1.21 billion.

Item 9. Regulation FD Disclosure.

     On June 18, 2004, the Company issued a press release related to the Company’s announcement that it has increased its revolving credit facility to $1.21 billion. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 9.

     The information furnished in this Item 9 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2004
D.R. Horton, Inc.
	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
99.1	Press Release dated June 18, 2004 related to the Company’s announcement that it has increased its revolving credit facility to $1.21 billion.